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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our reports dated August 23, 1996 on our audits of the financial statements of Personalized Programming, Inc., dated August 28, 1996, on our audits of Systems Plus, Inc. and Systems Plus Distribution, Inc., dated August 28, 1996, on our audits of RTI Business Systems, Inc., dated August 30, 1996, on our audits of Systems Management, Inc., dated September 1, 1996, on our audits of Medical Manager Division of Medix, Inc., dated September 10, 1996, on our audits of National Medical Systems, Inc., dated September 10, 1996, on our audit of GBP with Excellence, Inc., and dated September 27, 1996, on our audit of Medical Manager Corporation. We also consent to the reference to our firm under the caption "Experts".


                                        COOPERS & LYBRAND L.L.P.



Tampa, Florida
November 21, 1996